As filed with the Securities and Exchange Commission on February 20, 2013

Registration No. 333-168704

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Goodyear Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Subsidiary Guarantors Listed on Schedule A Hereto
(Exact name of registrants as specified in their charter)

1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	David L. Bialosky, Esq. Senior Vice President, General Counsel and Secretary The Goodyear Tire & Rubber Company 1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Carey S. Roberts, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)
Guarantees of Debt Securities	(1)	(1)	(1)	(3)

(1)	An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Subsidiaries of The Goodyear Tire & Rubber Company may fully and unconditionally guarantee the debt securities of The Goodyear Tire & Rubber Company. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

SCHEDULE A

SUBSIDIARY GUARANTORS

Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Celeron Corporation	Delaware	51-0269149	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801
Dapper Tire Co., Inc.	California	95-2012142	4025 Lockridge Street San Diego, California 92102 (714) 375-6146	CSC-Lawyers Incorporating Service 2710 Gateway Oaks Drive Suite 150N Sacramento, California 95833 (800) 927-9801
Divested Companies Holding Company	Delaware	51-0304855	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801
Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9801	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9801
Goodyear Canada Inc.	Ontario	Not applicable	450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada (416) 201-4300	Secretary 450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada (416) 201-4300
Goodyear Export Inc.	Delaware	26-2890770	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801
Goodyear Farms, Inc.	Arizona	86-0056985	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9801	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9801
Goodyear International Corporation	Delaware	34-0253255	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801
Goodyear Western Hemisphere Corporation	Delaware	34-0736571	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801
Wheel Assemblies Inc.	Delaware	34-1879550	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9801
Wingfoot Commercial Tire Systems, LLC	Ohio	31-1735402	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	CSC-Lawyers Incorporating Service (Corporation Service Company) 50 West Broad Street Suite 1800 Columbus, Ohio 43215 (800) 927-9801
Wingfoot Mold Leasing Company	Nova Scotia	Not applicable	1100 Purdy’s Wharf Tower One 1959 Upper Water Street Halifax, Nova Scotia B3J 3N2 Canada (902) 421-6262	1100 Purdy’s Wharf Tower One 1959 Upper Water Street Halifax, Nova Scotia B3J 3N2 Canada (902) 421-6262

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to our registration statement on Form S-3 (File No. 333-168704) is being filed to add our wholly-owned subsidiary Wingfoot Mold Leasing Company as a registrant guarantor under such registration statement and to add the guarantees of debt securities of The Goodyear Tire & Rubber Company by Wingfoot Mold Leasing Company to the securities registered under such registration statement. In addition, the amended Schedule A - Subsidiary Guarantors reflects the dissolution, effective December 7, 2010, of Wingfoot Ventures Eight Inc. and its consequent removal from such schedule. No changes are being made to the base prospectus that already forms a part of the registration statement. Accordingly, such base prospectus is being omitted from this filing.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the expenses payable by us in connection with the sale of the securities being registered hereby. All of the amounts shown are estimates.

Expense	Amount to be Paid
SEC registration fee		$(1)
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and duplicating expenses		*
Stock exchange listing fees		*
Rating agency fees		*
Trustee fees		*
Miscellaneous		*
Total	$	*

(1)	Under SEC Rule 456(b) and Rule 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
*	Not presently known.

Item 15. Indemnification of directors and officers

The Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

The Goodyear Tire & Rubber Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the Company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he or she reasonably believed to be in or not opposed to the best interests of the Company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Goodyear Tire & Rubber Company maintains and pays the premiums on contracts insuring the Company and its subsidiaries (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the Company and its subsidiaries (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the Company even if the Company does not have the obligation or right to indemnify such director or officer against such liability or expense.

Delaware Guarantors

Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The bylaws of each Delaware guarantor require such guarantor to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

In addition, the bylaws of Wheel Assemblies Inc., Goodyear Western Hemisphere Corporation, Goodyear International Corporation, and Goodyear Export Inc. provide that the directors and officers of each of these guarantors shall not be liable to the respective guarantor for any loss, damage, liability or expense suffered by such guarantor, provided that the director or officer (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by directors, officers, employees or agents of the corporation which he had no reasonable grounds to disbelieve.

Wingfoot Commercial Tire Systems, LLC

Wingfoot Commercial Tire Systems, LLC is an Ohio limited liability company. Section 1705.32 of the Ohio Revised Code gives a limited liability company formed under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the company, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the company, the company may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company, except that indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The operating agreement of Wingfoot Commercial Tire Systems, LLC requires the company to indemnify and advance expenses to each present and future director or officer of the company to the full extent allowed by the laws of the State of Ohio.

Goodyear Canada Inc.

Goodyear Canada Inc. is an Ontario corporation. Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation (or former directors or officers or persons who have acted as a director or officer of another body corporate at the request of the corporation) against all costs, charges and expenses (including any settlement amount paid) reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of such corporation or body corporate, if: (i) the person acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. A director or officer of a corporation is entitled to such indemnity from the corporation if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and if he or she fulfilled the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify a director or officer in respect of an action by or on behalf of the corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation, if he or she fulfills the conditions set out in (i) above.

In addition, the bylaws of Goodyear Canada Inc. require the corporation to indemnify its directors and officers, subject to the OBCA, from and against (a) any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that the director or officer sustains or incurs in respect of any civil, criminal or administrative action, suit or proceeding that is proposed or commenced against such person by reason of his or her being or having been a director or officer of the corporation or such other body corporate; and (b) all other costs, charges and expenses that the person sustains or incurs in respect of the affairs of the corporation.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc. are Arizona corporations. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and the individual reasonably believed that the conduct was in the best interests of the corporation and, in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Additionally, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (a) an outside director whose conduct was in good faith and who reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful and (b) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding. Neither the articles of incorporation of Divested Litchfield Park Properties, Inc. nor Goodyear Farms, Inc. limit the indemnification provisions provided by Section 10-852.

Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Dapper Tire Co., Inc.

Dapper Tire Co., Inc. is a California corporation. Section 317 of the California Corporations Code authorizes a corporation to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, indemnification is limited to expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action. A corporation is required to indemnify a director or officer to the extent that such person has been successful on the merits in defense of such criminal or civil suit. However, a corporation is not authorized to indemnify a director or officer: (a) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (b) in respect of amounts paid in settling or otherwise disposing of a pending action without court approval or (c) in respect of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Wingfoot Mold Leasing Company

Wingfoot Mold Leasing Company is a Nova Scotia unlimited liability corporation. The Companies Act (Nova Scotia) does not restrict a company from indemnifying directors and provides that if in any proceeding against a director, or a person occupying the position of a director, of a company for negligence or breach of trust it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, that court may relieve the director or person, either wholly or partly, from the director’s liability on such terms as the court may think proper.

The Articles of Association of Wingfoot Mold Leasing Company (the “Company”) provide for the indemnity of every director or officer, former director or officer, or person who acts or acted at the Company’s request as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including amounts paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

The Articles of Association of the Company also provide that no director or officer, former director or officer, or person who acts or acted at the Company’s request as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense, happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever that happens in the execution of the duties of such person or in relation thereto.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

The Goodyear Tire & Rubber Company

By:	/s/ Darren R. Wells
	Name:	Darren R. Wells
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Kramer	Director, Chairman of the Board, President and Chief	February 20, 2013
Richard J. Kramer	Executive Officer (Principal Executive Officer)

/s/ Darren R. Wells	Executive Vice President and Chief Financial Officer	February 20, 2013
Darren R. Wells	(Principal Financial Officer)

/s/ Richard J. Noechel	Vice President and Controller	February 20, 2013
Richard J. Noechel	(Principal Accounting Officer)

*	Director
William J. Conaty

*	Director
James A. Firestone

*	Director
Werner Geissler

*	Director
Peter S. Hellman

*	Director
W. Alan McCollough

*	Director
John E. McGlade

*	Director
Roderick E. Palmore

*	Director
Shirley D. Peterson

*	Director
Stephanie A. Streeter

*	Director
Thomas H. Weidemeyer

*		Director
Michael R. Wessel

*By:	/s/ Darren R. Wells		February 20, 2013
Darren R. Wells
Attorney-in-fact for each of the persons indicated

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Celeron Corporation

By:	/s/ Stephen R. McClellan
	Name:	Stephen R. McClellan
	Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen R. McClellan	Director and President (Principal Executive Officer)	February 20, 2013
Stephen R. McClellan

/s/ Scott A. Honnold	Director, Vice President and Treasurer	February 20, 2013
Scott A. Honnold	(Principal Financial Officer)

/s/ Laura K. Thompson	Director, Vice President and Controller	February 20, 2013
Laura K. Thompson	(Principal Accounting Officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Dapper Tire Co., Inc.

By:	/s/ Steven T. Hale
	Name:	Steven T. Hale
	Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven T. Hale	President	February 20, 2013
Steven T. Hale	(Principal Executive Officer)

/s/ Ryan G. Patterson	Director, Vice President and Chief Financial Officer	February 20, 2013
Ryan G. Patterson	(Principal Financial Officer and Principal Accounting Officer)

/s/ John F. Winterton	Director	February 20, 2013
John F. Winterton

/s/ Deborah A. Okey	Director	February 20, 2013
Deborah A. Okey

/s/ Darren R. Wells	Director	February 20, 2013
Darren R. Wells

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on February 20, 2013.

Divested Companies Holding Company

By:	/s/ Paul J. Wanstreet
	Name:	Paul J. Wanstreet
	Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Wanstreet	Director and President	February 20, 2013
Paul J. Wanstreet	(Principal Executive Officer)

/s/ Todd M. Tyler	Director, Vice President, Treasurer and Secretary	February 20, 2013
Todd M. Tyler	(Principal Financial Officer and Principal Accounting Officer)

/s/ Randall M. Loyd	Director	February 20, 2013
Randall M. Loyd

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on February 20, 2013.

Divested Litchfield Park Properties, Inc.

By:	/s/ Paul J. Wanstreet
	Name:	Paul J. Wanstreet
	Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Wanstreet	Director and President	February 20, 2013
Paul J. Wanstreet	(Principal Executive Officer)

/s/ Todd M. Tyler	Director, Vice President, Treasurer and Secretary	February 20, 2013
Todd M. Tyler	(Principal Financial Officer and Principal Accounting Officer)

/s/ Randall M. Loyd	Director	February 20, 2013
Randall M. Loyd

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on February 20, 2013.

Goodyear Canada Inc.

By:	/s/ Douglas S. Hamilton
	Name:	Douglas S. Hamilton
	Title:	President

By:	/s/ Caroline A. Pajot
	Name:	Caroline A. Pajot
	Title:	Comptroller

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas S. Hamilton	Director and President	February 20, 2013
Douglas S. Hamilton	(Principal Executive Officer)

/s/ Caroline A. Pajot	Comptroller	February 20, 2013
Caroline A. Pajot	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles L. Mick	Director	February 20, 2013
Charles L. Mick

/s/ Stephen R. McClellan	Director	February 20, 2013
Stephen R. McClellan

/s/ Laura K. Thompson	Director	February 20, 2013
Laura K. Thompson

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Goodyear Export Inc.

By:	/s/ Darren R. Wells
	Name:	Darren R. Wells
	Title:	Chairman of the Board and President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Wells	Director, Chairman of the Board and President	February 20, 2013
Darren R. Wells	(Principal Executive Officer)

/s/ Scott A. Honnold	Vice President and Treasurer	February 20, 2013
Scott A. Honnold	(Principal Financial Officer)

/s/ Richard J. Noechel	Vice President and Controller	February 20, 2013
Richard J. Noechel	(Principal Accounting Officer)

/s/ Bertram Bell	Director	February 20, 2013
Bertram Bell

/s/ Anthony E. Miller	Director	February 20, 2013
Anthony E. Miller

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Goodyear Farms, Inc.

By:	/s/ Stephen R. McClellan
	Name:	Stephen R. McClellan
	Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen R. McClellan	Director and President	February 20, 2013
Stephen R. McClellan	(Principal Executive Officer)

/s/ Scott A. Honnold	Vice President and Treasurer	February 20, 2013
Scott A. Honnold	(Principal Financial Officer)

/s/ Richard J. Noechel	Director, Vice President and Controller	February 20, 2013
Richard J. Noechel	(Principal Accounting Officer)

/s/ Bertram Bell	Director	February 20, 2013
Bertram Bell

/s/ Darren R. Wells	Director	February 20, 2013
Darren R. Wells

/s/ Anthony E. Miller	Director	February 20, 2013
Anthony E. Miller

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Goodyear International Corporation

By:	/s/ Richard J. Kramer
	Name:	Richard J. Kramer
	Title:	Chairman of the Board and President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Kramer	Director, Chairman of the Board and President	February 20, 2013
Richard J. Kramer	(Principal Executive Officer)

/s/ Scott A. Honnold	Vice President and Treasurer	February 20, 2013
Scott A. Honnold	(Principal Financial Officer)

/s/ Richard J. Noechel	Director, Vice President and Controller	February 20, 2013
Richard J. Noechel	(Principal Accounting Officer)

/s/ David L. Bialosky	Director	February 20, 2013
David L. Bialosky

/s/ Bertram Bell	Director	February 20, 2013
Bertram Bell

/s/ Stephen R. McClellan	Director	February 20, 2013
Stephen R. McClellan

/s/ Darren R. Wells	Director	February 20, 2013
Darren R. Wells

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Goodyear Western Hemisphere Corporation

By:	/s/ Darren R. Wells
	Name:	Darren R. Wells
	Title:	Chairman of the Board and President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren R. Wells	Director, Chairman of the Board and President	February 20, 2013
Darren R. Wells	(Principal Executive Officer)

/s/ Scott A. Honnold	Director, Vice President and Treasurer	February 20, 2013
Scott A. Honnold	(Principal Financial Officer)

/s/ Richard J. Noechel	Director, Vice President and Controller	February 20, 2013
Richard J. Noechel	(Principal Accounting Officer)

/s/ Bertram Bell	Director	February 20, 2013
Bertram Bell

/s/ Stephen R. McClellan	Director	February 20, 2013
Stephen R. McClellan

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Wheel Assemblies Inc.

By:	/s/ Stephen R. McClellan
	Name:	Stephen R. McClellan
	Title:	President and Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen R. McClellan	Director, President and Chief Executive Officer	February 20, 2013
Stephen R. McClellan	(Principal Executive Officer)

/s/ Scott A. Honnold	Director, Vice President and Treasurer	February 20, 2013
Scott A. Honnold	(Principal Financial Officer and Principal Accounting Officer)

/s/ Deborah A. Okey	Director	February 20, 2013
Deborah A. Okey

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on February 20, 2013.

Wingfoot Commercial Tire Systems, LLC

By:	/s/ Paul J. Wanstreet
	Name:	Paul J. Wanstreet
	Title:	President and Chief Operating Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Wanstreet	Director, President and Chief Operating Officer	February 20, 2013
Paul J. Wanstreet	(Principal Executive Officer)

/s/ Kelly J. McFall	Vice President and Chief Financial Officer	February 20, 2013
Kelly J. McFall	(Principal Financial Officer)

/s/ Evan M. Scocos	Director, Vice President and Controller (Principal Accounting Officer)	February 20, 2013
Evan M. Scocos

/s/ Stephen R. McClellan	Director	February 20, 2013
Stephen R. McClellan

/s/ Deborah A. Okey	Director	February 20, 2013
Deborah A. Okey

/s/ Laura K. Thompson	Director	February 20, 2013
Laura K. Thompson

/s/ Scott A. Honnold	Director	February 20, 2013
Scott A. Honnold

/s/ Richard J. Noechel	Director	February 20, 2013
Richard J. Noechel

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 20, 2013.

Wingfoot Mold Leasing Company

By:	/s/ Anthony E. Miller
	Name:	Anthony E. Miller
	Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, DAVID L. BIALOSKY, DAMON J. AUDIA, RICHARD J. NOECHEL and SCOTT A. HONNOLD, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Director and President
/s/ Anthony E. Miller	(Principal Executive Officer)	February 20, 2013
Anthony E. Miller

Vice President
/s/ Caroline A. Pajot	(Principal Financial Officer and Principal Accounting Officer)	February 20, 2013
Caroline A. Pajot

/s/ Douglas S. Hamilton	Director	February 20, 2013
Douglas S. Hamilton

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement related to Debt Securities

4.1	Indenture, dated as of August 13, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2010)

4.2	First Supplemental Indenture, dated as of August 13, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 13, 2010)

4.3	Second Supplemental Indenture, dated as of February 28, 2012, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 28, 2012)

4.4	Supplemental Indenture to First Supplemental Indenture, dated as of June 1, 2012, among the Company, Wingfoot Mold Leasing Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee

4.5	Supplemental Indenture to Second Supplemental Indenture, dated as of June 1, 2012, among the Company, Wingfoot Mold Leasing Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee

4.6	Form of global note for 8.250% Senior Notes due 2020 (set forth as Exhibit 1 to the First Supplemental Indenture filed as Exhibit 4.2)

4.7	Form of global note for 7.000% Senior Notes due 2022 (set forth as Exhibit 1 to the Second Supplemental Indenture filed as Exhibit 4.3)

4.8**	Form of Indenture

4.9*	Form of Debt Securities

5.1	Opinion of Covington & Burling LLP

5.2	Opinion of David L. Bialosky, Esq.

5.3	Opinion of Fasken Martineau DuMoulin LLP

5.4	Opinion of Squire Sanders (US) LLP

5.5	Opinion of Cox & Palmer

12.1	Statement setting forth the Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 12, 2013)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.3	Consent of David L. Bialosky, Esq. (included in Exhibit 5.2)

23.4	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.3)

23.5	Consent of Squire Sanders (US) LLP (included in Exhibit 5.4)

23.6	Consent of Cox & Palmer (included in Exhibit 5.5)

24.1	Power of Attorney of Persons signing this registration statement on behalf of The Goodyear Tire & Rubber Company

24.2	Power of Attorney of Persons signing this registration statement on behalf of the Subsidiary Guarantors (included on Subsidiary Guarantor signature pages)

25.1**	Form T-1 Statement of Eligibility with respect to the Debt Securities and related Guarantees

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed with this registration statement.